UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2014
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-54751	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 - 1199 West Pender Street Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 687-0300
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement

On October 20, 2014, we provided written notice to North American Potash Developments Inc. (formerly Ringbolt Ventures Inc.), Potash Green, LLC, Wendy Walker Tibbetts and Joseph J. Hansen (collectively, the "Optionors") pursuant to section 10.1 of the Option Agreement between the Optionors and us (the "Option Agreement"), dated March 28, 2011 and as amended on October 30, 2012 and again on December 8, 2012, that we are abandoning the option granted to us pursuant to the Option Agreement. Section 10.1 of the Option Agreement provides that we may at any time abandon the option by written notice to the Optionors, and if we so abandon the option, the Option Agreement shall be null and void for all purposes and not further obligations shall arise thereunder except for certain continuing obligations in the Option Agreement. Due to our abandonment of the option under the Option Agreement, we have no further obligations to make any option payments.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2014, our Board of Directors approved the adoption of a new fixed share option plan (the "2014 Plan"), which complies with the current policies of the TSX Venture Exchange (the "TSXV") and the amendments to the Income Tax Act (Canada) which impose withholding obligations on taxable benefits arising at the time options are exercised, since our shareholders voted against our previous 2011 rolling stock option plan and the TSXV requires that all listed issuers must implement a stock option plan. The 2014 Plan is subject to approval of the TSXV, however, such plan is not subject to approval of our shareholders as the 2014 Plan will not result at any time in the number of shares reserved for issuance under stock options exceeding 10% of our issued shares. The 2014 Plan is still subject to TSXV approval.

The purpose of the 2014 Plan is to provide incentive to qualified parties to increase their proprietary interest in us and thereby encourage their continuing association with us. The 2014 Plan is administered by the Board of Directors. The 2014 Plan provides that options may be issued to our directors, officers, employees or consultants or a subsidiary of us. The 2014 Plan also provides that the maximum aggregate number of common shares that may be reserved for issuance under the 2014 Plan at any point in time is 9,180,969, which represents 10% of our issued and outstanding common shares as at the date of our last shareholders meeting on September 12, 2013 (considered to be a "fixed" stock option plan). Pursuant to the 2014 Plan all options expire on a date not later than 10 years after the date of grant of an option. All options outstanding under the previous 2011 rolling stock option plan were rolled into the 2014 Plan.

The 2014 Plan is subject to the following restrictions:

(a) We must not grant an option to a director, employee, consultant, or consultant company (the "Service Provider") in any 12 month period that exceeds 5% of the outstanding shares, unless we have obtained approval by a majority of the votes cast by our shareholders eligible to vote at a shareholders' meeting, excluding votes attaching to shares beneficially owned by insiders and their associates ("Disinterested Shareholder Approval");

(b) The aggregate number of options granted to a Service Provider conducting investor relations activities in any 12 month period must not exceed 2% of the outstanding shares calculated at the date of the grant, without the prior consent of the TSXV;

(d) We must not grant an option to a consultant in any 12 month period that exceeds 2% of the outstanding shares calculated at the date of the grant of the option;

(e) The number of optioned shares issued to insiders in any 12 month period must not exceed 10% of the outstanding shares (in the event that the 2014 Plan is amended to reserve for issuance more than 10% of the outstanding shares) unless we have obtained Disinterested Shareholder Approval to do so;

(f) The exercise price of an option previously granted to an insider must not be reduced, unless we have obtained Disinterested Shareholder Approval to do so.

The following is a summary of the material terms of the 2014 Plan:

(a) Persons who are Service Providers to us or our affiliates, or who are providing services to us or our affiliates, are eligible to receive grants of options under the 2014 Plan;

(b) Options granted under the 2014 Plan are non-assignable and non-transferable and are issuable for a period of up to 10 years;

(c) For options granted to Service Providers, we must ensure that the proposed optionee is a bona fide Service Provider of us or our affiliates;

(d) An option granted to any Service Provider will expire within 90 days (or such other time, not to exceed one year, as shall be determined by the Board of Directors as at the date of grant or agreed to by the Board of Directors and the optionee at any time prior to expiry of the option), after the date the optionee ceases to be employed by or provide services to us, but only to the extent that such option was vested at the date the optionee ceased to be so employed by or to provide services to us;

(e) If an optionee dies, any vested option held by him or her at the date of death will become exercisable by the optionee's lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such optionee and the date of expiration of the term otherwise applicable to such option;

(f) In the case of an optionee being dismissed from employment or service for cause, such optionee's options, whether or not vested at the date of dismissal, will immediately terminate without right to exercise same;

(g) The exercise price of each option will be set by the Board of Directors on the effective date of the option and will not be less than the Discounted Market Price (as defined in the 2014 Plan);

(h) Vesting of options shall be at the discretion of the Board of Directors, and will generally be subject to: (i) the Service Provider remaining employed by or continuing to provide services to us or our affiliates, as well as, at the discretion of the Board of Directors, achieving certain milestones which may be defined by the Board of Directors from time to time or receiving a satisfactory performance review by us or our affiliates during the vesting period; or (ii) the Service Provider remaining as a director of us or our affiliates during the vesting period; and

(i) The Board of Directors reserves the right in its absolute discretion to amend, suspend, terminate or discontinue the 2014 Plan with respect to all 2014 Plan shares in respect of options which have not yet been granted under the 2014 Plan.

The Board of Directors has determined that, in order to reasonably protect the rights of participants, as a matter of administration, it is necessary to clarify when amendments to the 2014 Plan may be made by the Board of Directors without shareholder approval. Accordingly, the Board of Directors may, without shareholder approval:

(a) amend the 2014 Plan to correct typographical, grammatical or clerical errors;

(b) change the vesting provisions of an option granted under the 2014 Plan, subject to prior written approval of the TSXV, if applicable;

(c) change the termination provision of an option granted under the 2014 Plan if it does not entail an extension beyond the original expiry date of such option;

(d) make such amendments to the 2014 Plan as are necessary or desirable to reflect changes to securities laws applicable to us;

(e) if we become listed or quoted on a stock exchange or stock market senior to the TSXV, make such amendments as may be required by the policies of such senior stock exchange or stock market; and

(f) amend the 2014 Plan to reduce the benefits that may be granted to Service Providers.

The foregoing description of the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the 2014 Plan, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On November 4, 2014, we issued a news release announcing that we have (i) abandoned our option agreement with North American Potash Development Inc., Potash Green, LLC, Wendy Walker Tibbetts and Joseph J. Hansen with respect to the Ringbolt potash property, and (ii) adopted a new fixed share option plan that provides the maximum aggregate number of common shares that may be reserved for issuance under such option plan at any point in time is 9,180,969 shares.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits
Exhibit	Description
4.1	Share Option Plan dated October 31, 2014
99.1	Press release dated November 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.
Date: November 4, 2014	/s/ John Eckersley Name: John Eckersley Title: Executive Vice President and a director

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